EXHIBIT 1.1

MEGA GROUP, INC.
(a New York corporation)

1,500,000 Units
Each Unit Consisting of
One Share of Common Stock
And One Redeemable Common Stock Purchase Warrant

UNDERWRITING AGREEMENT

                                             , 2003

PRYOR, COUNTS & CO., INC.
As Representative of the several Underwriters
c/o Pryor, Counts & Co., Inc.
3 Penn Center
1515 Market Street, Suite 819
Philadelphia, Pennsylvania 19102

Ladies and Gentlemen:

MEGA GROUP, INC., a New York corporation (the “Company”), hereby confirms its agreement with the several underwriters named in Schedule 1 hereto (the “Underwriters”), for whom you have been duly authorized to act as Representative (in such capacity, the “Representative”), as set forth below.

1.    Securities.    Subject to the terms and conditions herein contained, the Company proposes to issue and sell to the several Underwriters 1,500,000 Units (“Firm Securities”), each Unit consisting of one share of the Company’s Common Stock, par value $.016 per share (“Common Shares”) and One Redeemable Common Stock Purchase Warrant. The Company also proposes to issue and sell to the several Underwriters not more than 225,000 additional Firm Securities if requested by the Representative as provided in Section 3 of this Agreement. Any and all Firm Securities to be purchased by the Underwriters pursuant to such option are referred to herein as the “Option Securities”, and the Firm Securities and any Option Securities are collectively referred to herein as the “Securities”.

2.    Representations and Warranties of the Company.    The Company represents and warrants to, and agrees with, each of the several Underwriters that:

(a)    The Company meets the requirements for use of Form SB-2 under the Securities Act of 1933, as amended (the “Act”). A registration statement on such Form (File No. 333-102272) with respect to the Securities, including a basic prospectus, has been filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Act, and one or more amendments to such registration statement may have been so filed. Such registration statement, as so amended, has been declared by the Commission to be effective under the Act. Such registration statement, as amended at the date of this Agreement, meets the requirements set forth in Rule 415(a)(1)(x) under the Act and complies in all other material respects with said Rule. The Company will next file with the Commission, either (A) if the Company relies on Rule 434 under the Act, a Term Sheet (as hereinafter defined) relating to the Securities, that shall identify the Preliminary Prospectus (as hereinafter defined) that it supplements and, if required to be filed pursuant to Rules 434(c)(2) and 424(b), an Integrated Prospectus (as hereinafter defined), in either case, containing such information as is required or permitted by Rule 434, 430A and 424(b) under the Act or (B) if the Company does not rely on Rule 434 under the Act, pursuant to Rule 424(b) under the Act a final prospectus supplement to the basic prospectus in the form most recently included in an amendment to such registration statement (or, if no such amendment shall have been filed, in such registration statement), with such changes or insertions as are required by Rule 430A under the Act or permitted by Rule 424(b) under the Act, and in the case of clause (i)(A) or (i)(B) of this sentence as have been provided to and approved by the Representative prior to the execution of this Agreement. The Company may also file a related registration statement with the Commission pursuant to Rule 462(b) under the Act for the purpose of registering certain additional Securities, which registration shall be effective upon filing with the Commission. As used in this Agreement, the term “Original Registration Statement” means the registration statement initially filed relating to the Securities, as amended at the time when it was declared effective, including (A) all financial schedules and exhibits thereto, (B) all documents incorporated by reference therein filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (C) any information omitted therefrom pursuant to Rule 430A under the Act and included in the Prospectus (as hereinafter defined) or, if required to be filed pursuant to Rule 434(c)(2) and 424(b), in the Integrated Prospectus; the term “Rule 462(b) Registration Statement” means any registration statement filed with the Commission pursuant to Rule 462(b) under the Act (including the Registration Statement and any Preliminary Prospectus or Prospectus incorporated therein at the time such Registration Statement becomes effective); the term “Registration Statement” includes both the Original Registration Statement and any Rule 462(b) Registration Statement; the term “Preliminary Prospectus” means each prospectus subject to completion filed with such registration statement or any amendment thereto (including the prospectus subject to completion, if any, included in the Registration Statement or any amendment thereto at the time it was declared effective) or any preliminary prospectus supplement filed pursuant to Rule 424(b) after the Registration Statement was declared effective, including all documents incorporated by reference therein filed under the Exchange Act; the term “Prospectus” means:

(A)    if the Company relies on Rule 434 under the Act, the Term Sheet relating to the Securities that is first filed pursuant to Rule 424(b)(7) under the Act, together with the preliminary Prospectus identified therein that such Term Sheet supplements;

(B)    if the Company does not rely on Rule 434 under the Act, the prospectus, as supplemented, first filed with the Commission after the date hereof pursuant to Rule 424(b) under the Act; or

(C)    if the Company does not rely on Rule 434 under the Act and if no prospectus is required to be filed pursuant to Rule 424(b) under the Act, the prospectus included in the Registration Statement, including, in the case of clauses (A), (B) or (C) of this sentence, all documents incorporated by reference therein filed under the Exchange Act; the term “Integrated Prospectus” means a prospectus first filed with the Commission pursuant to Rules 434(c)(2) and 424(b) under the Act; and the Term “Term Sheet” means any abbreviated term sheet that satisfies the requirements of Rule 434 under the Act. Any reference in this Agreement to an “amendment or supplement” to any Preliminary Prospectus, the Prospectus or any Integrated Prospectus or an “amendment” to any registration statement (including the Registration Statement) shall be deemed to include any document incorporated by reference therein that is filed with the Commission under the Exchange Act after the date of such Preliminary Prospectus, Prospectus, Integrated Prospectus or registration statement, as the case may be. For purposes of the preceding sentence, any reference herein to the “date” of a Prospectus that includes a Term Sheet shall mean the date of such Term Sheet; any reference to the “effective date” of an amendment to a registration statement shall, if such amendment is effected by means of the filing with the Commission under the Exchange Act of a document incorporated by reference in such registration statement, be deemed to refer to the date on which such document was so filed with the Commission.

(b)    The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus. When any Preliminary Prospectus and any amendment or supplement thereto was filed with the Commission, it (i) contained all statements required to be stated therein in accordance with, and complied in all material respects with the requirements of, the Act, the Exchange Act and the respective rules and regulations of the Commission thereunder, and (ii) did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. When the Registration Statement or any amendment thereto was declared effective, it (i) contained all statements required to be stated therein in accordance with, and complied in all material respects with the requirements of, the Act, the Exchange Act and the respective rules and regulations of the Commission thereunder and (ii) did not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading. When the Prospectus or any Term Sheet that is a part thereof or any amendment or supplement to the Prospectus is filed with the Commission pursuant to Rule 424(b) (or, if the Prospectus or part thereof or such amendment or supplement is not required to be so filed, when the Registration Statement or the amendment thereto containing such amendment or supplement to the Prospectus was declared effective), on the date when the prospectus is otherwise amended or supplemented and on the Firm Closing Date and any Option Closing Date (both as hereinafter defined), each of the Prospectus, and, if required to be filed pursuant to Rules 434(c)(2) and 424(b) under the Act, the Integrated Prospectus as amended or supplemented at any such time, (i) contained or will contain all statements required to be stated therein in accordance with, and complied or will comply in all material respects with the requirements of, the Act, the Exchange Act and the respective rules and regulations of the Commission thereunder and (ii) did not or will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing provisions of this paragraph (b) do not apply to statements or omissions made in any Preliminary Prospectus or any amendment or supplement thereto, the Registration Statement or any amendment thereto, the Prospectus or, if required to be filed pursuant to Rules 434(c)(2) and 424(b) and the Act, the Integrated Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein.

(c)    If the Company has elected to rely on Rule 462(b) and the Rule 462(b) Registration Statement has not been declared effective (i) the Company has filed a Rule 462(b) Registration Statement in compliance with and that is effective upon filing pursuant to Rule 462(b) and has received confirmation of its receipt and (ii) the Company has given irrevocable instructions for transmission of the applicable filing fee in connection with the filing of the Rule 462(b) Registration Statement, in compliance with Rule 111 promulgated under the Act, or the Commission has received payment of such filing fee.

(d)    The subsidiary of the Company is set forth in Schedule 2 hereto (the “Subsidiary”). The Company and its Subsidiary have been duly organized and are validly existing as corporations or limited partnerships in good standing under the laws of their respective jurisdictions of incorporation or formation and are duly qualified to transact business as foreign corporations or entities and are in good standing under the laws of all other jurisdictions where the ownership or leasing of their respective properties or the conduct of their respective businesses requires such qualification, except where the failure to be so qualified does not amount to a material liability or disability to the Company and its Subsidiary, taken as a whole.

(e)    The Company and its Subsidiary have full power (corporate and other) to own or lease their respective properties and conduct their respective businesses as described in the Registration Statement, and the Prospectus or, if the Prospectus is not in existence, the most recent Preliminary Prospectus; and the Company has full power (corporate and other) to enter into this Agreement and to carry out all the terms and provisions hereof to be carried out by it.

(f)    The issued shares of capital stock of each of the Company’s Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and, except for directors’ qualifying shares and as otherwise set forth in the Prospectus, or if the Prospectus is not in existence, the most recent Preliminary Prospectus, are owned beneficially by the Company free and clear of any security interests, liens, encumbrances, equities or claims.

(g)    The Company has an authorized, issued and outstanding capitalization as set forth in the Prospectus or, if the Prospectus is not in existence, the most recent Preliminary Prospectus. All of the issued shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable. The Firm Securities and the Option Securities have been duly authorized and at the Firm Closing Date or the related Option Closing Date (as the case may be), after payment therefor in accordance herewith, will be validly issued, fully paid and nonassessable. No holders of outstanding shares of capital stock of the Company are entitled as such to any preemptive or other rights to subscribe for any of the Securities, and no holder of securities of the Company has any right which has not been fully exercised or waived to require the Company to register the offer or sale of any securities owned by such holder under the Act in the public offering contemplated by this Agreement.

(h)    The capital stock of the Company conforms to the description thereof contained in the Prospectus or, if the Prospectus is not in existence, the most recent Preliminary Prospectus.

(i)    Except as disclosed in the Prospectus or, if the Prospectus is not in existence, the most recent Preliminary Prospectus, there are not outstanding (A) securities or obligations of the Company or its Subsidiary convertible into or exchangeable for any capital stock of the Company or the Subsidiary, (B) warrants, rights or options to subscribe for or purchase from the Company or the Subsidiary any such capital stock or any such convertible or exchangeable securities or obligations, or (C) obligations of the Company or the Subsidiary to issue any shares of capital stock, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options.

(j)    The consolidated financial statements and schedules of the Company and its consolidated Subsidiary included in the Registration Statement and the Prospectus fairly present the financial position of the Company and its consolidated Subsidiary and the results of operations and changes in financial condition as of the dates and periods therein specified. Such financial statements and schedules have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise noted therein). The selected financial data set forth under the caption “Selected Financial Information” in the Prospectus and in the Company’s Annual Report on Form 10-KSB for the fiscal year ended 2001, fairly present, on the basis stated in each of the Prospectus and such Annual Report, the information included therein. In addition, any pro forma financial statements of the Company and its Subsidiary and the related notes thereto included in the Registration Statement and the Prospectus present fairly the information shown therein, have been prepared in all material respects in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

(k)    Aronson & Company, who have certified certain financial statements of the Company and its consolidated Subsidiary and delivered their report with respect to the audited consolidated financial statements and schedules included in the Registration Statement and the Prospectus or, if the Prospectus is not in existence, the most recent Preliminary Prospectus, are independent public accountants as required by the Act, the Exchange Act and the related published rules and regulations thereunder.

(l)    The execution and delivery of this Agreement have been duly authorized by the Company and this Agreement has been duly executed and delivered by the Company, and is the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

(m)    No legal or governmental proceedings are pending to which the Company or its Subsidiary is a party or to which the property of the Company or its Subsidiary is subject that are required to be described in the Registration Statement or the Prospectus and that are not so described or, if the Prospectus is not in existence, the most recent Preliminary Prospectus, and no such proceedings have been threatened against the Company or its Subsidiary or with respect to any of their respective properties; and no contract or other document is required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that is not described therein, or if the Prospectus is not in existence, the most recent Preliminary Prospectus, or filed as required.

(n)    The issuance, offering and sale of the Securities to the Underwriters by the Company pursuant to this Agreement, the compliance by the Company with the other provisions of this Agreement and the consummation of the other transactions herein contemplated do not (i) require the consent, approval, authorization, registration or qualification of or with any governmental authority, except such as have been obtained, such as may be required under state securities or blue sky laws and, if the registration statement filed with respect to the Securities (as amended) is not effective under the Act as of the time of execution hereof, such as may be required (and shall be obtained as provided in this Agreement) under the Act, or (ii) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, any (a) indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Company or its Subsidiary is a party or by which the Company or its Subsidiary or any of their respective properties are bound, or (b) the charter documents or by-laws of the Company or its Subsidiary, or (c) any statute or any judgment, decree, order, rule or regulation of any court or other governmental authority or any arbitrator applicable to the Company or its Subsidiary, except in the case of clauses (a) and (c), for such breaches, conflicts, violations or defaults that would not have a Material Adverse Effect (as defined below).

(o)    Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus or, if the Prospectus is not in existence, the most recent Preliminary Prospectus, neither the Company nor its Subsidiary has sustained any material loss or interference with their respective businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding and there has not been any material adverse change, or any development involving a prospective material adverse change, in the condition (financial or otherwise), management, business prospects, net worth, or results of operations of the Company or its Subsidiary taken as a whole (a “Material Adverse Effect”), except in each case as described in or contemplated by the Prospectus or, if the Prospectus is not in existence, the most recent Preliminary Prospectus.

(p)    The Company has not, directly or indirectly, (i) taken any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or (ii) since the filing of the Registration Statement (A) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, the Securities or (B) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

(q)    The Company has not distributed and, prior to the later of (i) the Closing Date and (ii) the completion of the distribution of the Securities, will not distribute any offering material in connection with the offering and sale of the Securities other than the Registration Statement or any amendment thereto, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, or other materials, if any permitted by the Act.

(r)    No labor dispute with the employees of the Company or the Subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or the Subsidiary’s principal customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.

(s)    The Company and its Subsidiary own or possess, or can acquire on reasonable terms, all material patents, patent applications, trademarks, service marks, trade names, licenses, copyrights and proprietary or other confidential information currently employed by them in connection with their respective businesses, and neither the Company nor the Subsidiary has received any notice of infringement of or conflict with asserted rights of any third party with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect except as described in or contemplated by the Prospectus.

(t)    The Company and its Subsidiary have good and marketable title in fee simple to all items of real property and marketable title to all personal property owned by each of them, in each case free and clear of any security interests, liens, encumbrances, equities, claims and other defects, except such as do not materially and adversely affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company or the Subsidiary, and any real property and buildings held under lease by the Company or the Subsidiary are held under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company or any Subsidiary, in each case except as described in or contemplated by the Prospectus.

(u)    The Company and its Subsidiary conduct and will conduct their operations in a manner that does not and will not subject any of them to registration as an investment company under the Investment Company Act of 1940, as amended, and this transaction will not cause the Company or its Subsidiary to become an investment company subject to registration under such Act.

(v)    Neither the Company nor its Subsidiary is in violation of any federal or state law or regulation relating to occupational safety and health or to the storage, handling or transportation of hazardous or toxic materials and the Company and its Subsidiary have received all permits, licenses or other approvals required of them under applicable federal and state occupational safety and health and environmental laws and regulations to conduct their respective businesses, and the Company and the Subsidiary is in compliance with all terms and conditions of any such permit, license or approval, except any such violation of law or regulation, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals which would not, singly or in the aggregate, result in a Material Adverse Effect, except as described in or contemplated by the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus).

(w)    The Company has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as described in or contemplated by the Prospectus.

(x)    The Company and its Subsidiary are not insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor the Subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor the Subsidiary has any reason to believe that it will not be able to obtain insurance coverage as and when such coverage becomes necessary to continue its business at a cost that would not have a Material Adverse Effect, except as described in or contemplated by the Prospectus.

(y)    The Company and its Subsidiary maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(z)    The Company has not distributed and, prior to the later of (i) the Firm Closing Date (as defined hereinafter) and (ii) the completion of the distribution of the Securities, will not distribute any offering material in connection with the offering and sale of the Securities other than the Registration Statement or any amendment thereto, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, or other materials, if any permitted by the Act.

(aa)    The Company has not at any time during the last five years (i) made any unlawful contribution to any candidate for foreign office, or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

(ab)    All material transactions between the Company and the officers and directors of the Company and its affiliates required to be disclosed in the Registration Statement and Prospectus have been accurately disclosed in all material respects in the Registration Statement and Prospectus and the documents incorporated therein by reference.

(ac)    None of the assets of the Company are, nor will such assets, as of the Closing Date, constitute, “plan assets” under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

(ad)    Any certificate signed by any officer of the Company or the Subsidiary and delivered to the Underwriters or to counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby on the date of such certificate and, unless subsequently amended or supplemented, at each Representation Date subsequent thereto.

3.    Purchase, Sale and Delivery of the Securities.

(a)    On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase from the Company, at a purchase price of $             per Unit, the number of Firm Securities set forth opposite the name of such Underwriter in Schedule 1 hereto. One or more certificates in definitive form for the Firm Securities that the several Underwriters have agreed to purchase hereunder, and in such denomination or denominations and registered in such name or names as the Representative request upon notice to the Company at least 48 hours prior to the Firm Closing Date, shall be delivered by or on behalf of the Company to the Representative for the respective accounts of the Underwriters, against payment by or on behalf of the Underwriters of the purchase price thereof by wire transfer in same day funds (the “Wired Funds”) to the account of the Company. Such delivery of and payment for the Firm Securities shall be made at the offices of Dilworth Paxson, L.L.P., 3200 Mellon Bank Center, 1735 Market Street, Philadelphia, PA 19103 at 9:30 A.M., Philadelphia time, on             , 2003, or at such other place, time or date as the Representative and the Company may agree upon, such time and date of delivery against payment being herein referred to as the “Firm Closing Date”. The Company will make such certificate or certificates for the Firm Securities available for checking and packaging by the Representative at the offices in Philadelphia, Pennsylvania of the Company’s transfer agent or registrar or of Pryor, Counts & Co., Inc. at least 24 hours prior to the Firm Closing Date.

(b)    For the purpose of covering any over-allotments in connection with the distribution and sale of the Firm Securities as contemplated by the Prospectus, the Company hereby grants to the several Underwriters an option to purchase, severally and not jointly, the Option Securities. The purchase price to be paid for any Option Securities shall be the same price per share as the price per share for the Firm Securities set forth above in paragraph (a) of this Section 3, plus if the purchase and sale of any Option Securities takes place after the Firm Closing Date and after the Firm Securities are trading “ex-dividend”, an amount equal to the dividend payable on such Option Securities. The option granted hereby may be exercised as to all or any part of the Option Securities from time to time within 30 days after the date of the Prospectus (or, if such 30th day shall be a Saturday or Sunday or a holiday, on the next business day thereafter when the New York Stock Exchange is open for trading). The Underwriters shall not be under any obligation to purchase any of the Option Securities prior to the exercise of such option. The Representative may from time to time exercise the option granted hereby by giving notice in writing or by telephone (confirmed in writing) to the Company setting forth the aggregate principal amount of Option Securities as to which the several Underwriters are then exercising the option and the date and time for delivery of and payment for such Option Securities. Any such date of delivery shall be determined by the Representative but shall not be earlier than two business days or later than five business days after such exercise of the option and, in any event, shall not be earlier than the Firm Closing Date. The time and date set forth in such notice, or such other time on such other date as the Representative and the Company may agree upon or as the Representative may determine, is herein called the “Option Closing Date” with respect to such Option Securities. Upon exercise of the option as provided herein, subject to the terms and conditions herein set forth, the Company shall become obligated to sell to each of the several Underwriters, and each of the Underwriters (severally and not jointly) shall become obligated to purchase from the Company, the same percentage of the total number of the Option Securities as to which the several Underwriters are then exercising the option as such Underwriter is obligated to purchase of the aggregate number of Firm Securities, as adjusted by the Representative in such manner as they deem advisable to avoid fractional shares. If the option is exercised as to all or any portion of the Option Securities, one or more certificates in definitive form for such Option Securities, and payment therefor, shall be delivered on the related Option Closing Date in the manner, and upon the terms and conditions, set forth in paragraph (a) of this Section 3, except that reference therein to the Firm Securities and the Firm Closing Date shall be deemed, for purposes of this paragraph (b), to refer to such Option Securities and Option Closing Date, respectively.

(c)    The Company hereby acknowledges that the wire transfer by or on behalf of the Underwriters of the purchase price for any Securities does not constitute closing of a purchase and sale of the Securities. Only execution and delivery of a receipt for Securities by the Underwriters indicates completion of the closing of a purchase of the Securities from the Company. Furthermore, in the event that the Underwriters wire funds to the Company prior to the completion of the closing of a purchase of Securities, the Company hereby acknowledges that until the Underwriters execute and deliver a receipt for the Securities, by facsimile or otherwise, the Company will not be entitled to the Wired Funds and shall return the Wired Funds to the Underwriters as soon as practicable (by wire transfer of same-day funds) upon demand. In the event that the closing of a purchase of Securities is not completed and the Wired Funds are not returned by the Company to the Underwriters on the same day the Wired Funds were received by the Company, the Company agrees to pay to the Underwriters in respect of each day the wire funds are not returned by it, in same-day funds, interest on the amount of such wire funds in an amount representing the Underwriters’ cost of financing as reasonably determined by Pryor, Counts & Co., Inc.

(d)    It is understood that you, individually and not as the Representative, may (but shall not be obligated to) make payment on behalf of any Underwriter or Underwriters for any of the Securities to be purchased by such Underwriter or Underwriters. No such payment shall relieve such Underwriter or Underwriters from any of its or their obligations hereunder.

4.    Offering by the Underwriters.    Upon your authorization of the release of the Firm Securities, the several Underwriters propose to offer the Firm Securities for sale to the public upon the terms set forth in the Prospectus.

5.    Covenants of the Company.    The Company covenants and agrees with each of the Underwriters that:

(a)    The Company will file the Prospectus and any amendment or supplement thereto with the Commission in the manner and within the time period required by Rule 434 and 424(b) under the Act. During any time when a prospectus relating to the Securities is required to be delivered under the Act, the Company (i) will comply with all requirements imposed upon it by the Act and the Exchange Act and the respective rules and regulations of the Commission thereunder to the extent necessary to permit the continuance of sales of or dealings in the Securities in accordance with the provisions hereof and of the Prospectus and any Integrated Prospectus, as then amended or supplemented, and (ii) will not file with the Commission the Prospectus, Term Sheet, any Integrated Prospectus or any amendment or supplement to such prospectus or any amendment to the Registration Statement or any Rule 462(b) Registration Statement of which the Representative shall not previously have been advised and furnished with a copy for a reasonable period of time prior to the proposed filing and as to which filing the Representative shall not have given their consent. The Company will prepare and file with the Commission, in accordance with the rules and regulations of the Commission, promptly upon request by the Representative or counsel for the Underwriters, any amendments to the Registration Statement or amendments or supplements to the Prospectus and any Integrated Prospectus that may be necessary or advisable in connection with the distribution of the Securities by the several Underwriters, and will use its best efforts to cause any such amendment to the Registration Statement to be declared effective by the Commission as promptly as possible. The Company will advise the Representative, promptly after receiving notice thereof, of the time when the Registration Statement or any amendment thereto has been filed or declared effective or the Prospectus or any amendment or supplement thereto has been filed and will provide evidence satisfactory to the Representative of each such filing or effectiveness.

(b)    The Company will advise the Representative, promptly after receiving notice or obtaining knowledge thereof, of (i) the issuance by the Commission of any stop order suspending the effectiveness of the Original Registration Statement or any Rule 462(b) Registration Statement or any post-effective amendment thereto, or any order directed at any document incorporated by reference in the Registration Statement, the Prospectus and any required Integrated Prospectus, or any amendment or supplement thereto, or any order preventing or suspending the use of any Preliminary Prospectus, the Prospectus and any Integrated Prospectus or any amendment or supplement thereto, (ii) the suspension of the qualification of the Securities for offering or sale in any jurisdiction, (iii) the institution, threatening or contemplation of any proceeding for any such purpose or (iv) any request made by the Commission for amending the Original Registration Statement or any Rule 462(b) Registration Statement, for amending or supplementing any Preliminary Prospectus, the Prospectus and any Integrated Prospectus or for additional information. The Company will use its best efforts to prevent the issuance of any such stop order and, if any such stop order is issued, to obtain the withdrawal thereof as promptly as possible.

(c)    The Company will arrange for the qualification of the Securities for offering and sale under the securities or blue sky laws of such jurisdictions as the Representative may designate and will continue such qualifications in effect for as long as may be necessary to complete the distribution of the Securities, provided, however, that in connection therewith the Company shall not be required to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction.

(d)    If, at any time prior to the later of (i) the final date when a prospectus relating to the Securities is required to be delivered under the Act or (ii) the Option Closing Date, any event occurs as a result of which each of the Prospectus or any Integrated Prospectus, as then amended or supplemented, would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if for any other reason it is necessary at any time to amend or supplement the Prospectus or any Integrated Prospectus to comply with the Act, the Exchange Act or the respective rules or regulations of the Commission thereunder, the Company will promptly notify the Representative thereof and, subject to Section 5(a) hereof, will prepare and file with the Commission, at the Company’s expense, an amendment to the Registration Statement or an amendment or supplement to the Prospectus or any Integrated Prospectus that corrects such statement or omission or effects such compliance.

(e)    The Company will, without charge, provide (i) to the Representative and to counsel for the Underwriters a conformed copy of the registration statement originally filed with respect to the Securities and each amendment thereto (in each case including exhibits thereto) or any Rule 462(b) Registration Statement, certified by the Secretary or an Assistant Secretary of the Company to be true and complete copies thereof as filed with the Commission by electronic transmission and (ii) so long as a prospectus relating to the Securities is required to be delivered under the Act, as many copies of each Preliminary Prospectus, the Prospectus or any Integrated Prospectus or any amendment or supplement thereto as the Representative may reasonably request; without limiting the application of clause (iii) of this sentence, the Company, not later than (A) 6:00 PM, Philadelphia time, on the date of determination of the public offering price, if such determination occurred at or prior to 10:00 AM, Philadelphia time on such date or (B) 2:00 PM, Philadelphia time, on the business day following the date of determination of the public offering price, if such determination occurred after 10:00 AM, Philadelphia time, on such date, will deliver to the Underwriters, without charge, as many copies of the Prospectus and any amendment or supplement thereto as the Representative may reasonably request for purposes of confirming orders that are expected to settle on the Firm Closing Date.

(f)    The Company, as soon as practicable, will make generally available to its securityholders and to the Representative a consolidated earnings statement of the Company and its Subsidiary that satisfies the provisions of Section 11(a) of the Act and Rule 158 thereunder.

(g)    The Company will apply the net proceeds from the sale of the Securities as set forth under “Use of Proceeds” in the Prospectus and any Integrated Prospectus.

(h)    The Company will not, directly or indirectly, without the prior written consent of Pryor, Counts & Co., Inc., on behalf of the Underwriters, offer, sell, offer to sell, contract to sell, pledge, grant any option to purchase or otherwise sell or dispose (or announce any offer, sale, offer of sale, contract of sale, pledge, grant of any option to purchase or other sale or disposition) of any shares of Common Stock or any securities convertible into, or exchangeable or exercisable for, shares of Common Stock for a period of              days after the date hereof; except pursuant to this Agreement, for issuances pursuant to the exercise of employee stock options outstanding on the date hereof, the grant of additional options to purchase Common Stock pursuant to the Company’s stock option plans and the issuance of shares of Common Stock upon the exercise thereof, pursuant to the Company’s dividend reinvestment plan, pursuant to the terms of convertible securities of the Company outstanding on the date hereof and the issuances of shares of Common Stock upon conversion thereof.

(i)    The Company will not, directly or indirectly, (i) take any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or (ii) (A) sell, bid for, purchase, or pay anyone any compensation for soliciting purchases of, the Securities or (B) pay or agree to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

(j)    The Company will obtain the agreements described in Section 7(f) hereof prior to the Firm Closing Date.

(k)    If at any time during the 25-day period after the Registration Statement becomes effective or the period prior to the Option Closing Date, any rumor, publication or event relating to or affecting the Company shall occur as a result of which in your opinion the market price of the Common Stock has been or is likely to be materially affected (regardless of whether such rumor, publication or event necessitates a supplement to or amendment of the Prospectus and any Integrated Prospectus), the Company will, after notice from you advising the Company to the effect set forth above, forthwith prepare, consult with you concerning the substance of, and disseminate a press release or other public statement, reasonably satisfactory to you, responding to or commenting on such rumor, publication or event.

(l)    If the Company elects to rely on Rule 462(b), the Company shall both file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) and pay the applicable fees in accordance with Rule 111 promulgated under the Act by the earlier of (i) 10:00 P.M. Eastern time on the date of this Agreement and (ii) the time confirmations are sent or given, as specified by Rule 462(b)(2).

(m)    The Company will cause the Securities to be duly authorized for listing by the Nasdaq Small Cap System as soon as possible after the Firm Closing Date.

6.    Expenses.    The Company will pay all costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated herein are consummated or this Agreement is terminated pursuant to Section 12 hereof, including all costs and expenses incident to (i) the printing or other production of documents with respect to the transactions, including any costs of printing the registration statement originally filed with respect to the Securities and any amendment thereto, any Rule 462(b) Registration Statement, any Preliminary Prospectus, the Prospectus and any Integrated Prospectus and any amendment or supplement thereto, this Agreement and any blue sky memoranda, (ii) all arrangements relating to the delivery to the Underwriters of copies of the foregoing documents, (iii) the fees and disbursements of the counsel, accountants and any other experts or advisors retained by the Company, (iv) preparation, issuance and delivery to the Underwriters of any certificates evidencing the Securities, including transfer agent’s and registrar’s fees, (v) the qualification of the Securities under state securities and blue sky laws, including filing fees and reasonable fees and disbursements of counsel for the Underwriters relating thereto, (vi) the filing fees of the Commission relating to the Securities, (vii) the listing of the Securities on the Nasdaq Small Cap System, (viii) meetings with prospective investors in the Securities (other than shall have been specifically approved by the Representative to be paid for by the Underwriters) and (ix) advertising relating to the offering of the Securities (other than shall have been specifically approved by the Representative to be paid for by the Underwriters). If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 7 hereof is not satisfied, because this Agreement is terminated pursuant to Section 12(a)(i) or (ii) hereof or because of any failure, refusal or inability on the part of the Company to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by it in connection with the proposed purchase and sale of the Securities. The Company shall not in any event be liable to the Underwriters for the loss of anticipated profits from the transactions covered by this Agreement.

7.    Conditions of Underwriters’ Obligations.    The obligations of the several Underwriters to purchase and pay for the Firm Securities shall be subject, in the Representative’ sole discretion, to the accuracy of the representations and warranties of the Company contained herein as of the date hereof and as of the Firm Closing Date, as if made on and as of the Firm Closing Date, to the accuracy of the statements of the Company’s officers made pursuant to the provisions hereof, to the performance by the Company of its covenants and agreements hereunder and to the following additional conditions:

(a)    The Prospectus and any Integrated Prospectus, as the case may be, and any amendment or supplement thereto shall have been filed with the Commission in the manner and within the time period required by Rules 434 and 424(b) under the Act; no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto and no order directed at any document incorporated by reference in the Registration Statement, the Prospectus or any Integrated Prospectus or any amendment or supplement thereto shall have been issued, and no proceeding for that purpose shall have been instituted or threatened or, to the knowledge of the Company or the Representative, shall be contemplated by the Commission; and the Company shall have complied with any request of the Commission for additional information (to be included in the Registration Statement, the Prospectus or any Integrated Prospectus or otherwise).

(b)    The Representative shall have received an opinion, dated the Firm Closing Date, of Guydon Clarke & Associates, LLP, counsel for the Company, to the effect that:

(i)    the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of New York and is duly qualified to transact business as a foreign corporation and is in good standing under the laws of the jurisdictions set forth on Schedule 2. The Subsidiary has been duly formed and is validly existing as a general or limited partnership or corporation in good standing under the laws of its jurisdiction of organization, and is duly qualified to transact business and is in good standing under the laws of all the jurisdictions set forth on Schedule 2;

(ii)     the Company and the Subsidiary have all requisite corporate power to own or lease their respective properties and conduct their respective businesses as described in the Registration Statement and the Prospectus, and the Company has corporate power to enter into this Agreement and to carry out all the terms and provisions thereof to be carried out by it;

(iii)    the issued shares of capital stock of the Subsidiary that is a corporation have been duly authorized and validly issued, are fully paid and nonassessable, and all the partnership interests in each of the Subsidiary that is a partnership are validly issued and fully paid. Except for directors’ qualifying shares and as otherwise set forth in each of the Prospectus, are owned beneficially by the Company free and clear of any perfected security interests or, to the best knowledge of such counsel, any other security interests, liens, encumbrances, equities or claims;

(iv)    the Company has an authorized, issued and outstanding capitalization as set forth in the Prospectus; all of the issued shares of stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable, have been issued in compliance with all applicable federal and state securities laws and were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities;

(v)    the Firm Securities have been duly authorized by all necessary corporate action of the Company and, when issued and delivered to and paid for by the Underwriters pursuant to this Agreement, will be validly issued, fully paid and nonassessable; the Securities have been duly authorized for listing, subject to official notice of issuance, on the Nasdaq Small Cap System; no holders of outstanding shares of stock of the Company are entitled as such to any preemptive or other rights to subscribe for any of the Securities; and no holders of securities of the Company are entitled to have such securities registered under the Registration Statement;

(vi)    the statements set forth under the heading “Description of Securities” in the Prospectus, insofar as such statements purport to summarize certain provisions of the capital stock of the Company, provide a fair summary of such provisions; and the statements set forth under the headings “Shares Eligible for Future Sale,” and “Risk Factors” in the Prospectus, insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, provide a fair summary of such legal matters, documents and proceedings,

(vii)    the execution and delivery of this Agreement has been duly authorized by all necessary corporate action of the Company, and this Agreement has been duly executed and delivered by the Company;

(viii)    no legal or governmental proceedings are pending to which the Company or the Subsidiary is a party or to which the property of the Company or the Subsidiary is subject that are required to be described in the Registration Statement and the Prospectus and are not described therein, and, to the knowledge of such counsel, no such proceedings have been threatened against the Company or the Subsidiary or with respect to any of their respective properties; and, to counsel’s knowledge, no contract or other document is required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that is not described therein or filed as required;

(ix)    the issuance, offering and sale of the Securities to the Underwriters by the Company pursuant to this Agreement, the compliance by the Company with the other provisions of this Agreement and the consummation of the other transactions herein contemplated do not (A) require the consent, approval, authorization, registration or qualification of or with any United States or New York governmental authority, except such as have been obtained and such as may be required under state securities or blue sky laws, or (B) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, any indenture, mortgage, deed of trust, lease or other agreement or instrument, known to such counsel, to which the Company or the Subsidiary is a party or by which the Company or the Subsidiary or any of their respective properties are bound, or the charter documents or by-laws of the Company or the Subsidiary, or any United States or New York statute or any judgment, decree, order, rule or regulation of any court or other governmental authority or any arbitrator known to such counsel and applicable to the Company or the Subsidiary;

(x)    the Registration Statement is effective under the Act; any required filing of the Prospectus pursuant to Rules 434 and 424(b) has been made in the manner and within the time period required by Rules 434 and 424(b); and no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto and no order directed at any document incorporated by reference in the Registration Statement with the Prospectus or any amendment or supplement thereto has been issued, and no proceedings for that purpose have been instituted or, to the best of counsel’s knowledge, threatened or, are contemplated by the Commission;

(xi)    Neither the Company nor its Subsidiary is required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended;

(xii)    the Registration Statement originally filed with respect to the Securities and each amendment thereto, the Prospectus (in each case, including the documents incorporated by reference therein but not including the financial statements and other financial information contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act, the Exchange Act and the respective rules and regulations of the Commission thereunder; and

(xiii)    if the Company elects to rely on Rule 434, the Prospectus is not “materially different”, as such term is used in Rule 434, from the prospectus included in the Registration Statement at the time of its effectiveness or any effective post-effective amendment thereto (including such information that is permitted to be omitted pursuant to Rule 430A).

Such counsel shall also state, in addition to the foregoing opinions, no facts have come to our attention which lead us to believe that the Registration Statement, or any amendment thereto, as of the time it became effective under the 1933 Act, and at the Firm Closing Date, contained or contains an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as amended or supplemented, as of its date and at the Firm Closing Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

In rendering any such opinion, such counsel may rely, as to matters of fact, to the extent such counsel deem proper, on certificates of responsible officers of the Company and public officials and, as to matters involving the application of laws of any jurisdiction other than the District of Columbia or the Federal Law of the United States or the Business Corporation Law of the State of New York, to the extent satisfactory in form and scope to counsel for the Underwriters, upon the opinion of local counsel. The foregoing opinion shall also state that the Underwriters are justified in relying upon such opinion of local counsel, and copies of such opinion shall be delivered to the Representative and counsel for the Underwriters.

References to the Registration Statement and the Prospectus and any Integrated Prospectus in this paragraph (b) shall include any amendment or supplement thereto at the date of such opinion.

(c)    The Representative shall have received an opinion, dated the Firm Closing Date, of Dilworth Paxson, L.L.P., counsel for the Underwriters, with respect to the issuance and sale of the Firm Securities, the Registration Statement and the Prospectus or any Integrated Prospectus, and such other related matters as the Representative may reasonably require, and the Company shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters. In rendering such opinion, such counsel may rely as to all matters of law upon the opinions of such counsel referred to in paragraph (b) above.

(d)    The Representative shall have received from Aronson & Company a letter or letters dated, respectively, the date hereof and the Firm Closing Date, in form and substance satisfactory to the Representative, to the effect that:

(i)    they are independent accountants with respect to the Company and its consolidated Subsidiary within the meaning of the Act, the Exchange Act and the applicable rules and regulations thereunder;

(ii)    in their opinion, the audited consolidated financial statements and schedules and pro forma financial statements examined by them and included in the Registration Statement and the Prospectus and any Integrated Prospectus comply in form in all material respects with the applicable accounting requirements of the Act, the Exchange Act and the related published rules and regulations thereunder;

(iii)    on the basis of their limited review in accordance with standards established by the American Institute of Certified Public Accountants of any interim unaudited consolidated condensed financial statements of the Company and its consolidated Subsidiary as indicated in their report[s] incorporated in the Registration Statement, the Prospectus and any Integrated Prospectus, a reading of the latest available interim unaudited consolidated condensed financial statements of the Company and its consolidated Subsidiary, and of the unaudited consolidated financial statements of the Company and its consolidated Subsidiary for the periods from which such amounts are derived, carrying out certain specified procedures (which do not constitute an examination made in accordance with generally accepted auditing standards) that would not necessarily reveal matters of significance with respect to the comments set forth in this paragraph (iii), a reading of the minute books of the shareholders, the board of directors and any committees thereof of the Company and its consolidated Subsidiary, and inquiries of certain officials of the Company and its consolidated Subsidiary who have responsibility for financial and accounting matters, nothing came to their attention that caused them to believe that:

(A)    the unaudited consolidated condensed financial statements of the Company and its consolidated Subsidiary included in the Registration Statement, the Prospectus and any Integrated Prospectus do not comply in form in all material respects with the applicable accounting requirements of the Act, the Exchange Act and the related published rules and regulations thereunder, or are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited consolidated financial statements included in the Registration Statement and the Prospectus and any Integrated Prospectus;

(B)    at a specific date not more than five business days prior to the date of such letter, there were any changes in the capital stock or long-term debt of the Company and its consolidated Subsidiary or any decreases in net current assets or stockholders’ equity of the Company and its consolidated Subsidiary, in each case compared with amounts shown on the December 31, 2001 consolidated balance sheet included in the Registration Statement and the Prospectus and any Integrated Prospectus, or for the period from January 1, 2002 to such specified date there were any decreases in sales, net revenues, net income before income taxes or total or per share amounts of net income of the Company and its consolidated Subsidiary except in all instances for changes, decreases or increases set forth in such letter;

(iv)    they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information that are derived from the general accounting records of the Company and its consolidated Subsidiary and are included in the Registration Statement, the Prospectus and any Integrated Prospectus, and have compared such amounts, percentages and financial information with such records of the Company and its consolidated Subsidiary and with information derived from such records and have found them to be in agreement, excluding any questions of legal interpretation; and

(v)    on the basis of a reading of the unaudited pro forma consolidated condensed financial statements included in the Registration Statement, the Prospectus and any Integrated Prospectus, carrying out certain specified procedures that would not necessarily reveal matters of significance with respect to the comments set forth in this paragraph (v), inquiries of certain officials of the Company and its consolidated Subsidiary who have responsibility for financial and accounting matters and proving the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the unaudited pro forma consolidated condensed financial statements, nothing came to their attention that caused them to believe that the unaudited pro forma consolidated condensed financial statements do not comply in form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such statements.

In the event that the letters referred to above set forth any such changes, decreases or increases, it shall be a further condition to the obligations of the Underwriters that (A) such letters shall be accompanied by a written explanation of the Company as to the significance thereof, unless the Representative deem such explanation unnecessary, and (B) such changes, decreases or increases do not, in the sole judgment of the Representative, make it impractical or inadvisable to proceed with the purchase and delivery of the Securities as contemplated by the Registration Statement, as amended as of the date hereof.

References to the Registration Statement, the Prospectus and any Integrated Prospectus in this paragraph (d) with respect to either letter referred to above shall include any amendment or supplement thereto at the date of such letter.

(e)    The Representative shall have received a certificate, dated the Firm Closing Date, of the Chairman of the Board or the President and the Chief Financial Officer of the Company to the effect that:

(i)    the representations and warranties of the Company in this Agreement are true and correct as if made on and as of the Firm Closing Date; the Registration Statement, as amended as of the Firm Closing Date, does not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading, the Prospectus, as amended or supplemented as of the Firm Closing Date, does not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Company has performed all covenants and agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Firm Closing Date;

(ii) no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto and no order directed at any document incorporated by reference in the Registration Statement, the Prospectus or any amendment or supplement thereto has been issued, and no proceedings for that purpose have been instituted or threatened or, to the best of the Company’s knowledge, are contemplated by the Commission; and

(iii)    subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, neither the Company nor its Subsidiary has sustained any material loss or interference with their respective businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, and there has not been any material adverse change, or any development involving a prospective material adverse change, in the condition (financial or otherwise), management, business prospects, net worth or results of operations of the Company or its Subsidiary, except in each case as described in or contemplated by the Prospectus and any Integrated Prospectus.

(f)    The Representative shall have received from each person who is a director or executive officer of the Company an agreement to the effect that such person will not, directly or indirectly, without the prior written consent of Pryor, Counts & Co., Inc., on behalf of the Underwriters, offer, sell, offer to sell, contract to sell, pledge, grant any option to purchase or otherwise sell or dispose (or announce any offer, sale, offer of sale, contract of sale, pledge, grant of an option to purchase or other sale or disposition) of any shares of Common Stock or any securities convertible into, or exchangeable or exercisable for, shares of Common Stock for a period of              days after the date of this Agreement as set forth in the Form of Lock-up Agreement in Schedule 3 hereto; provided, however, that the foregoing agreement and representation shall not apply to gifts or charitable contributions of Common Stock made by the undersigned if the recipient of such gift or charitable contribution agrees to be bound by the terms hereof.

(g)    On or before the Firm Closing Date, the Representative and counsel for the Underwriters shall have received such further certificates, documents or other information as they may have reasonably requested from the Company.

(h)    Prior to or contemporaneous with the commencement of the offering of the Securities, application shall have been made for listing of the Securities or the Securities shall have been approved for listing on the Nasdaq Small Cap System, subject to official notice of issuance.

All opinions, certificates, letters and documents delivered pursuant to this Agreement will comply with the provisions hereof only if they are reasonably satisfactory in all material respects to the Representative and counsel for the Underwriters. The Company shall furnish to the Representative such conformed copies of such opinions, certificates, letters and documents in such quantities as the Representative and counsel for the Underwriters shall reasonably request.

The respective obligations of the several Underwriters to purchase and pay for any Option Securities shall be subject, in their discretion, to each of the foregoing conditions to purchase the Firm Securities, except that all references to the Firm Securities and the Firm Closing Date shall be deemed to refer to such Option Securities and the related Option Closing Date, respectively.

8.    Indemnification and Contribution.

(a)    The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or such controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

(i)    any untrue statement or alleged untrue statement made by the Company in Section 2 of this Agreement;

(ii)    any untrue statement or alleged untrue statement of any material fact contained in (A) the Registration Statement or any amendment thereto, any Preliminary Prospectus, the Prospectus and any Integrated Prospectus or any amendment or supplement thereto or (B) any application or other document, or any amendment or supplement thereto, executed by the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Securities under the securities or blue sky laws thereof or filed with the Commission or any securities association or securities exchange (each an “Application”);

(iii)    the omission or alleged omission to state in the Registration Statement or any amendment thereto, any Preliminary Prospectus, the Prospectus and any Integrated Prospectus or any amendment or supplement thereto, or any Application a material fact required to be stated therein or necessary to make the statements therein not misleading; or

(iv)    any untrue statement or alleged untrue statement of any material fact contained in any audio or visual materials used in connection with the marketing of the Securities, including without limitation, slides, videos, films and tape recordings and will reimburse, as incurred, each Underwriter and each such controlling person for any legal or other expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement or any amendment thereto, any Preliminary Prospectus, the Prospectus and any Integrated Prospectus or any amendment or supplement thereto, or any Application in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representative specifically for use therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have. The Company will not, without the prior written consent of the Underwriter or Underwriters purchasing, in the aggregate, more than fifty percent (50%) of the Securities, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not any such Underwriter or any person who controls any such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding), unless such settlement, compromise or consent includes an unconditional release of all the Underwriters and such controlling persons from all liability arising out of such claim, action, suit or proceeding.

(b)    Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which the Company or any such director, officer or controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or any amendment thereto, any Preliminary Prospectus, the Prospectus or any Integrated Prospectus or any amendment or supplement thereto, or any Application or (ii) the omission or the alleged omission to state therein a material fact required to be stated in the Registration Statement or any amendment thereto, any Preliminary Prospectus, the Prospectus, Integrated Prospectus or any amendment or supplement thereto, or any Application or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representative specifically for use therein; and, subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or any action in respect thereof. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

(c)    Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 8. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be one or more legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by the Representative in the case of paragraph (a) of this Section 8, representing the indemnified parties under such paragraph (a) who are parties to such action or actions) or (ii) the indemnifying party does not promptly retain counsel satisfactory to the indemnified party or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the consent of the indemnifying party.

(d)    In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 8 is unavailable or insufficient, for any reason, to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the offering of the Securities or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the parties’ relative intents, knowledge, access to information and opportunity to correct or prevent such statement or omission, and any other equitable considerations appropriate in the circumstances. The Company and the Underwriters agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to above in this paragraph (d). Notwithstanding any other provision of this paragraph (d), no Underwriter shall be obligated to make contributions hereunder that in the aggregate exceed the total public offering price of the Securities purchased by such Underwriter under this Agreement, less the aggregate amount of any damages that such Underwriter has otherwise been required to pay in respect of the same or any substantially similar claim, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute hereunder are several in proportion to their respective underwriting obligations and not joint, and contributions among Underwriters shall be governed by the provisions of the Pryor, Counts & Co., Inc. Master Agreement Among Underwriters. For purposes of this paragraph (d), each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company.

9.    Default of Underwriters.    If one or more Underwriters default in their obligations to purchase Firm Securities or Option Securities hereunder and the aggregate number of such Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase is ten percent or less of the aggregate number of Firm Securities or Option Securities to be purchased by all of the Underwriters at such time hereunder, the other Underwriters may make arrangements satisfactory to the Representative for the purchase of such Securities by other persons (who may include one or more of the non-defaulting Underwriters, including the Representative), but if no such arrangements are made by the Firm Closing Date or the related Option Closing Date, as the case may be, the other Underwriters shall be obligated severally in proportion to their respective commitments hereunder to purchase the Firm Securities or Option Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase. If one or more Underwriters so default with respect to an aggregate number of Securities that is more than ten percent of the aggregate number of Firm Securities or Option Securities, as the case may be, to be purchased by all of the Underwriters at such time hereunder, and if arrangements satisfactory to the Representative are not made within 36 hours after such default for the purchase by other persons (who may include one or more of the non-defaulting Underwriters, including the Representative) of the Securities with respect to which such default occurs, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company other than as provided in Section 10 hereof. In the event of any default by one or more Underwriters as described in this Section 9, the Representative shall have the right to postpone the Firm Closing Date or the Option Closing Date, as the case may be, established as provided in Section 3 hereof for not more than seven business days in order that any necessary changes may be made in the arrangements or documents for the purchase and delivery of the Firm Securities or Option Securities, as the case may be. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section 9. Nothing herein shall relieve any defaulting Underwriter from liability for its default.

10.    Survival.    The respective representations, warranties, agreements, covenants, indemnities and other statements of the Company, its officers and the several Underwriters set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Company, any of its officers or directors, any Underwriter or any controlling person referred to in Section 8 hereof and (ii) delivery of and payment for the Securities. The respective agreements, covenants, indemnities and other statements set forth in Sections 6 and 8 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

11.    Information Supplied by the Underwriters.    The statements set forth in the last paragraph on the front cover page and under the heading “Underwriting” in any Preliminary Prospectus, the Prospectus or any Integrated Prospectus (to the extent such statements relate to the Underwriters) constitute the only information furnished by any Underwriter through the Representative to the Company for the purposes of Sections 2(b) and 8 hereof. The Underwriters confirms that such statements (to such extent) are correct.

12.    Termination.

(a)    This Agreement may be terminated with respect to the Firm Securities or any Option Securities in the sole discretion of the Representative by notice to the Company given prior to the Firm Closing Date or the related Option Closing Date, respectively, in the event that the Company shall have failed, refused or been unable to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder at or prior thereto or, if at or prior to the Firm Closing Date or such Option Closing Date, respectively:

(i)    the Company or its Subsidiary shall have, in the sole judgment of the Representative, sustained any material loss or interference with their respective businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding or there shall have been any material adverse change, or any development involving a prospective material adverse change (including without limitation a change in management or control of the Company), in the condition (financial or otherwise), business prospects, net worth or results of operations of the Company and its Subsidiary, except in each case as described in or contemplated by the Prospectus (exclusive of any amendment or supplement thereto);

(ii)    trading in the Common Stock shall have been suspended by the Commission or the Nasdaq Small Cap System;

(iii)    trading in securities generally on the Nasdaq Small Cap System shall have been suspended or minimum or maximum prices shall have been established on such exchange,

(iv)    a banking moratorium shall have been declared by New York or United States authorities; or

(v)    there shall have been (A) an outbreak or escalation of hostilities between the United States and any foreign power, (B) an outbreak or escalation of any other insurrection or armed conflict involving the United States or (C) any other calamity or crisis or material adverse change in general economic, political or financial conditions having an effect on the U.S. financial markets that, in the sole judgment of the Representative, makes it impractical or inadvisable to proceed with the public offering or the delivery of the Securities as contemplated by the Registration Statement, as amended as of the date hereof.

(b)    Termination of this Agreement pursuant to this Section 12 shall be without liability of any party to any other party except as provided in Section 10 hereof.

13.    Notices.    All communications hereunder shall be in writing and, if sent to any of the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission and confirmed in writing to Pryor, Counts & Co., Inc., 3 Penn Center, 1515 Market Street, Suite 819, Philadelphia, Pennsylvania 19102, Attention: Malcolmn D. Pryor, with a copy to Dilworth Paxson, L.L.P., 3200 Mellon Bank Center, 1735 Market Street, Philadelphia, Pennsylvania 19103, Attention: Merritt A. Cole, and if sent to the Company, shall be delivered or sent by mail, telex or facsimile transmission and confirmed in writing to the Company at MEGA GROUP, Inc., 1730 Rhode Island Avenue, N.W., Suite 415, Washington, D.C. 20036, Attention: John H. Brown, Chief Executive Officer, with a copy to Guydon Clarke & Associates, LLP, 1717 K Street, N.W., Suite 600, Washington, D.C. 20036, Attention: Edsel J. Guydon.

14.    Successors.    This Agreement shall inure to the benefit of and shall be binding upon the several Underwriters, the Company and their respective successors and legal Representative, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the indemnities of the Company contained in Section 8 of this Agreement shall also be for the benefit of any person or persons who control any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and (ii) the indemnities of the Underwriters contained in Section 8 of this Agreement shall also be for the benefit of the directors of the Company, the officers of the Company who have signed the Registration Statement and any person or persons who control the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act. No purchaser of Securities from any Underwriter shall be deemed a successor because of such purchase.

15.    Applicable Law.    The validity and interpretation of this Agreement, and the terms and conditions set forth herein, shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any provisions relating to conflicts of laws.

16.    Counterparts.    This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute an agreement binding the Company and each of the several Underwriters.

Very truly yours,

MEGA GROUP, INC.

By:
Name:	John H. Brown
Title:	Chief Executive Officer

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

PRYOR, COUNTS & CO., INC.

By: Pryor, Counts & Co., Inc.

By:
Malcolmn D. Pryor
Chairman For itself and on behalf of the Representative

SCHEDULE 1

UNDERWRITERS

Underwriters	Number of Shares
Pryor, Counts & Co., Inc.	[	]

Total	1,500,000

SCHEDULE 2

SUBSIDIARY

Name	Jurisdiction of Incorporation or Formation
Small Business Investment Corporation of America, Inc.	Oregon

SCHEDULE 3

FORM OF

LOCK-UP AGREEMENT FOR MEGA GROUP, INC. UNIT ISSUANCE

            , 200

Pryor, Counts & Co., Inc.
As Representative of the several Underwriters
c/o Pryor, Counts & Co., Inc.
3 Penn Center
1515 Market Street, Suite 819
Philadelphia, Pennsylvania 19102
Re: MEGA GROUP, Inc.

Gentlemen:

The undersigned understands that MEGA GROUP, Inc. (the “Company”) intends to offer and sell 1,500,000 Units, each Unit consisting of one share of common stock (the “Common Stock”) and one redeemable common stock purchase warrant and up to an additional 225,000 Units solely to cover over-allotments, as set forth in the Underwriting Agreement (the “Underwriting Agreement”). The undersigned also understands that the Company has filed a Registration Statement on Form SB-2 (Registration No. 333-102272), declared effective by the Securities and Exchange Commission on              (the “Effective Date”). The representative of the several underwriters named in Schedule 1 of the Underwriting Agreement will be Pryor, Counts & Co., Inc. (the “Representative”). All terms not otherwise defined herein shall have the same meaning as in the Underwriting Agreement.

In consideration of the execution of the Underwriting Agreement by the Representatives, and for other good and valuable consideration, receipt of which is hereby acknowledged, the undersigned hereby agrees not to, without the prior written consent of Pryor, Counts & Co., Inc., on behalf of the Underwriters, directly or indirectly, offer, sell, offer to sell, contract to sell, pledge, grant any option to purchase or otherwise sell or dispose (or announce any offer, sale, offer to sale, contract of sale, pledge, grant of any option to purchase or other sale or disposition) of any shares of Common Stock or any securities convertible into, or exchangeable or exercisable for, shares of Common Stock for a period of              days from the date of the Underwriting Agreement; provided, however, that the foregoing agreement and representation shall not apply to gifts or charitable contributions of Common Stock made by the undersigned if the recipient of such gift or charitable contribution agrees to be bound by the terms hereof.

It is understood and agreed that the foregoing agreements are provided as an inducement to, and may be relied upon by, the Representative in connection with its preparation and distribution of the Preliminary Prospectus and the Prospectus, defined in the Underwriting Agreement.

            , 200_

Page Two

This letter may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute a single instrument.

Very truly yours,

By:

Name:
Title:	Director

The foregoing is accepted and agreed to
as of the date first above written:

PRYOR, COUNTS & CO., INC.

By:	Pryor, Counts & Co., Inc.

By:

Name:	Malcolmn D. Pryor
Title:	Chairman

For itself and on behalf of the Representative

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